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MPTV, Inc.
3 Civic Plaza, Suite 210
Newport Beach, CA  92660
Phone: (714) 760-6747
Fax:   (714) 760-6825




                             IMMEDIATE PRESS RELEASE



MPTV, INC.
(NASDAQ Symbol "MPTV"
August 23, 1995


MPTV, Inc., a Nevada corporation ("MPTV"), announces that negotiations have been terminated with Consortium International, Inc. for an $8,600,000 loan secured by Lake Tropicana Timeshare Resort. The lender transmitted the loan documents to Fidelity National Title Agency of Nevada, Inc. for recording upon receipt of funding. The funding has not occurred as of August 23, 1995, the last written extension requested by the lender.

MPTV management has decided to pursue negotiations with another lender for a similar loan secured by a first mortgage on the property. MPTV has received assurances that the new transaction can be completed in time to allow timeshare sales and earnings to occur in the fourth quarter of 1995.

Attorneys for MPTV are exploring available and equitable remedies for the failure to fund the Consortium loan.

For more information contact:

James C. Vellema, Chairman
MPTV, Inc.
(714) 760-6747